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                                                                     Exhibit 4.7


                                  TEXTRON INC.
                         4 1/2% NOTE DUE AUGUST 1, 2010



                               (FACE OF SECURITY)


       This Security is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depositary or a nominee of a Depositary. This Global Security is exchangeable for securities registered in the name of a Person other than the Depositary or its nominee only in the limited circumstances described in the Indenture and no transfer of this Security (other than a transfer of this Security as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depository to the Depository or another nominee of the Depository) may be registered except in such limited circumstances. Every Security delivered upon registration of transfer of, in exchange for, or in lieu of, this Global Security shall be a Global Security subject to the foregoing, except in the limited circumstances described above.

       Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation, to the Issuer or its agent for registration of transfer, exchange or payment and any certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of The Depository Trust Company (and any payment is to be made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

                      EXCEPT AS OTHERWISE PROVIDED HEREIN,
              THIS GLOBAL SECURITY MAY BE TRANSFERRED, IN WHOLE BUT
             NOT IN PART, ONLY TO ANOTHER NOMINEE OF THE DEPOSITORY
                  OR TO A SUCCESSOR DEPOSITORY OR TO A NOMINEE
                          OF SUCH SUCCESSOR DEPOSITORY

NO.                             CUSIP: 883203BJ9                $_______________


                                  TEXTRON INC.
                         4 1/2% NOTE DUE AUGUST 1, 2010


       TEXTRON INC., a corporation duly organized and existing under the laws of the State of Delaware (herein called "Textron," which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay Cede & Co., as nominee for the Depository, or registered assigns, the principal sum of _____________ dollars ($____________) on August 1, 2010, and to pay interest thereon, accruing from July 25, 2003 or the most recent date in respect of which interest has been paid or duly provided for at the rate of 4 1/2% per annum until the principal hereof is paid or duly provided for, semiannually in arrears on February 1 and August 1 in each year (each an "Interest Payment Date") commencing February 1, 2004; provided, however, that if an Interest Payment Date should fall on a day that is not a Business Day, such Interest Payment


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Date shall be the following day that is a Business Day. The interest so payable and punctually paid or duly provided for on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Global Security (or one or more Predecessor Securities (as defined in the Indenture)) is registered at the close of business on January 15 or July 15 (whether or not a Business Day) next preceding such Interest Payment Date (a "Regular Record Date") and interest payable at maturity will be payable to the Person to whom principal shall be payable. Any such interest which is payable, but is not punctually paid or duly provided for on any Interest Payment Date shall forthwith cease to be payable to the Holder hereof on the relevant Regular Record Date or the Person in whose name this Global Security was originally registered, as the case may be, and may be paid to the Person in whose name this Global Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by Textron or may be paid at any time in any other lawful manner.

       As used herein, the term "Depository" shall mean The Depository Trust Company, New York, New York, another clearing agency or any successor registered under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation, which in each case, shall be designated by Textron pursuant to the Indenture.

       Payment of the principal and premium and interest on this Global Security will be made at the principal corporate office or agency of the Trustee in the Borough of Manhattan, The City of New York, New York in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts; provided that, at the option of Textron, payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

       Unless the certificate of authentication hereon has been executed by the Trustee, directly or through an Authenticating Agent by manual signature of an authorized officer, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.


                           [Signature Page to Follow]



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       IN WITNESS WHEREOF, Textron Inc. has caused this instrument to be duly executed under its corporate seal.


  Dated: July __, 2003                    TEXTRON, INC.

                                          By:
                                              ----------------------------------
                                              Vice President and Treasurer


                                          By:
                                              ----------------------------------
                                              Assistant Secretary















                        Signature Page to Global Security





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                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION


       This is a Global Security of the series designated therein referred to in the within-mentioned Indenture.


THE BANK OF NEW YORK,
As Trustee


By:
    --------------------------------
    Authorized Signatory

Dated: July __, 2003



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                              (REVERSE OF SECURITY)

                                  TEXTRON INC.
                         4 1/2% NOTE DUE AUGUST 1, 2010


              This Security is a Global Security evidencing a security of the duly authorized series of securities of Textron designated as its 4 1/2% Notes due August 1, 2010 (the securities of such series are herein called the "Securities"), issued under an Indenture, dated as of September 10, 1999 (herein called the "Indenture"), between Textron and The Bank of New York, as trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture). The terms of this Security include those stated in, or made pursuant to, the Indenture. The Securities are subject to all such terms, and reference is made to the Indenture, all indentures supplemental thereto and all written instruments of Textron establishing such terms for a statement of the respective rights, limitations of rights, duties and immunities thereunder of Textron, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.

              This Global Security is not subject to a mandatory or optional sinking fund requirement.

              The Securities shall be redeemable, at the option of Textron, in whole or in part on any date prior to Maturity (the "Redemption Date") at the Redemption Price (as defined herein), plus accrued and unpaid interest on such Securities up to, but not including, the Redemption Date. For all purposes hereof:

       "Adjusted Treasury Rate" means, with respect to the redemption of Securities on a Redemption Date, the annual rate equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

       "Comparable Treasury Issue" means, with respect to the redemption of Securities on a Redemption Date, the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Securities to be redeemed that would be used, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Securities.

       "Comparable Treasury Price" means, with respect to the redemption of Securities on a Redemption Date:

              (a) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations or

              (b) if the Trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

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       "Primary Treasury Dealer" means a primary U.S. Government securities dealer in New York City.

       "Quotation Agent" means the Reference Treasury Dealer appointed by
       Textron.

       "Redemption Price" means the greater of: (a) 100% of the principal amount of Securities to be redeemed and (b) as determined by the Quotation Agent, the sum of the present values of the remaining scheduled payments of principal on such Securities and interest on such Securities that would be due after the Redemption Date but for such redemption (not including any portion of such interest payments accrued as of the Redemption Date) discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate plus 20 basis points.

       "Reference Treasury Dealer" means each of (a) J.P. Morgan Securities Inc., UBS Securities LLC and their successors; provided, however, that if any of the foregoing ceases to be a Primary Treasury Dealer, Textron shall substitute another Primary Treasury Dealer and (b) any other Primary Treasury Dealers selected by Textron.

       "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and the redemption of Securities on a Redemption Date, the average, as determined by Textron, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) which such Reference Treasury Dealer quotes in writing to the Trustee at 5:00 p.m., New York City time, on the third business day before such Redemption Date.

              The notice of redemption of the Securities may summarize the method by which the Redemption Price will be determined rather than state the actual dollar amount.

              If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

              The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of Textron and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by Textron and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of a majority in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by Textron with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Global Security shall be conclusive and binding upon such Holder and upon all future Holders of this Global Security and of any Security issued upon the registration of transfer hereof or in exchange hereof or in lieu



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hereof, whether or not notation of such consent or waiver is made upon this
Global Security.

              Without the consent of the Holder of any Securities, Textron and the Trustee may enter into one or more indentures supplemental to the Indenture to evidence the succession of another corporation to Textron and the assumption by such successor of the covenants of Textron in the Indenture or this Global Security, to add to the covenants of Textron for the benefit of the Holders of all or any series of Securities, to add additional Events of Default, to cure any ambiguity, to correct any defect or inconsistency or to make any other provisions with respect to matters or questions arising under the Indenture which shall not adversely affect the interests of the Holders of Securities of any series in any material respect or for the other purposes set forth in the Indenture.

              As provided in the Indenture and subject to certain limitations therein set forth and herein provided, the transfer of this Global Security is registrable in the Security Register, upon surrender of this Global Security for registration of transfer at the office or agency of Textron in any place where the principal of, premium, if any, and interest on this Global Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to Textron and the Security Registrar duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon a new Global Security evidencing the Securities evidenced hereby, or like tenor and for the same aggregate principal amount, will be issued to the designated transfer or transferees; provided, however, that for so long as any Securities are evidenced by this Global Security, this Global Security may be transferred in whole but not in part, only to another nominee of the Depository or to a successor Depository selected or approved by Textron or to a nominee of such successor Depository.

              There is no limit on the aggregate principal amount of Securities of this series that may be issued by Textron. Without notice to or consent of any Holder of any Securities of this series, Textron may, from time to time and at any time, issue and sell additional Securities of this series with the same title and terms as this Security, except for the payment of interest accruing prior to the issue date of such additional Securities or except for the first payment of interest following the issue date of such additional Securities.

              The Securities of this series are issuable only in denominations of $1,000 or any amount in excess thereof which is an integral multiple of $1,000 unless otherwise specified above. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series of a different authorized denomination, as requested by the Holder surrendering the same.

              No service charge shall be made for any such registration of transfer or exchange of Securities, but Textron may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

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              Prior to due presentment of this Global Security for registration of transfer, Textron, the Trustee and any agent of Textron or the Trustee may treat the Person in whose name this Global Security is registered as the owner hereof for all purposes, whether or not this Global Security is overdue, and neither Textron, the Trustee nor any such agent shall be affected by notice to the contrary.

              If at any time the Depository notifies Textron that it is unwilling or unable to continue as Depository for the Securities evidenced hereby or if at any time the Depository shall no longer be registered or in good standing under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation and a successor Depository is not appointed by Textron within 90 days after Textron receives such notice or becomes aware of such condition, as the case may be, Textron will execute, and the Trustee will authenticate and deliver, Securities in definitive registered form without coupons, in denomination of $1,000 or any amount in excess thereof which is an integral multiple of $1,000 (such denominations referred to herein as "authorized denominations"), of like tenor and in an aggregate principal amount equal to the principal amount of this Global Security in exchange for this Global Security. In addition, Textron may at any time determine that the Securities evidenced hereby shall no longer be represented by a Global Security. In such event Textron will execute, and the Trustee, upon receipt of an Officers' Certificate evidencing such determination by Textron, will authenticate and deliver Securities in definitive registered form without coupons, in authorized denominations, and of like tenor and in an aggregate principal amount equal to the principal amount of this Global Security in exchange for this Global Security. Upon the exchange of this Global Security for such Securities in definitive registered form, without coupons, in authorized denominations, this Global Security shall be cancelled by the Trustee. Securities in definitive registered form issued in exchange for this Global Security shall be registered in such names and in such authorized denominations as the Depository, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Securities to the Persons in whose names such Securities are so registered.

              All terms used in this Global Security that are defined in the Indenture and not herein otherwise defined shall have the meanings assigned to them in the Indenture.

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto



__________________________________
(Please insert social security,
tax identification number or other
identifying number of assignee)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

(Please print or type name and address, including postal zip code of assignee)

the within Global Security and all rights thereunder, hereby irrevocably constituting and appointing ____________________________________________________

attorney to transfer said Global Security on the books of Textron, with full power of substitution in the premises.

Dated:__________________________________________________________________________

Signature:______________________________________________________________________

Signature guarantee:____________________________________________________________


              NOTE: The signature to this assignment must correspond exactly with the name as written upon the face of the within Global Security in every particular without alteration or enlargement or any change whatsoever and must be guaranteed by a commercial bank or trust company having its principal office or correspondent in The City of New York or by a member of the New York Stock Exchange.